ABACUS LIFE REPORTS THIRD QUARTER 2024 RESULTS
- Delivered Continued Revenue and Profitability Growth While Executing on Strategic Initiatives -
- Third Quarter 2024 Total Revenue Grows 33% Year-over-Year to $28.1 Million -
- Due to Non-Cash Increase in Warrant Liability of $8.7M; GAAP Net Loss of $5.1M -
- Adjusted Net Income Grows 65% Year-over-Year to $14.9 Million -
- Adjusted EBITDA Grows 54% Year-over-Year to $16.7 Million -
ORLANDO, Fla. – November 7, 2024 – Abacus Life, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a pioneering global alternative asset manager specializing in leveraging longevity data and actuarial technology to offer uncorrelated investment opportunities, today reported results for the third quarter ended September 30, 2024.
“It was another great quarter for Abacus as we continued to deliver meaningful growth and profitability, while we successfully executed on our long-term strategy,” said Jay Jackson, Chief Executive Officer of Abacus. “Along with our excellent results, we are thrilled with the significant advancements we have made with our ABL Tech platform, which already serves over 20 clients, with 23 more either committed or in negotiations, in just eight months since launch. We also made substantial progress in terms of our announced acquisitions of Carlisle Management and FCF Advisors, which together will add about $2.6 billion in assets under management to our portfolio. We expect both deals to close by the end of the fourth quarter, subject to regulatory approval. Additionally, we partnered in the quarter with Lorisco to launch PREADISAN™, a revolutionary health prediction and actuarial technology tool, which will enable us to offer personalization in longevity forecasting, as well as highly tailored financial solutions for our clients. As we close out 2024, we remain well positioned to deliver sustained growth and profitability, thereby creating long-term value for our stockholders.”
Third Quarter 2024 Highlights
-Total revenue for the third quarter of 2024 grew 33% to $28.1 million, compared to $21.1 million in the prior-year period. The increase was primarily driven by higher active management revenue, increased capital deployed and more policies sold directly to third parties.
-Origination capital deployment for the third quarter of 2024 was $93.2 million, compared to $56.4 million in the prior-year period; number of policy originations for the third quarter of 2024 grew 54% to 278, compared to 181 in the prior-year period.
-GAAP net loss attributable to shareholders for the third quarter of 2024 was $5.1 million, compared to net income of $0.9 million in the prior-year period, primarily driven by a non-cash $7.8 million increase in loss on change in fair value of warrant liability, a $1.8 million increase in expenses related to employee stock compensation and a $1.5 million increase in interest expense.
-Adjusted net income (a non-GAAP financial measure) for the third quarter of 2024 grew 65% to $14.9 million, compared to $9.0 million in the prior-year period. Adjusted diluted earnings per share for the third quarter of 2024 was $0.20, compared to $0.14 in the prior-year period.
-Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2024 grew 54% to $16.7 million, compared to $10.8 million in the prior-year period. Adjusted EBITDA margin (a non-GAAP financial measure) for the third quarter of 2024 was 59.2%, compared to 51.1% in the prior-year period.
-Annualized return on invested capital (ROIC) (a non-GAAP financial measure) for the third quarter of 2024 was 21%.
-Annualized Return on equity (ROE) (a non-GAAP financial measure) for the third quarter of 2024 was 23%.

Liquidity and Capital
As of September 30, 2024, the Company had cash and cash equivalents of $19.4 million, balance sheet policy assets of $274.4 million and outstanding long-term debt of $166.5 million.
Webcast and Conference Call
A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (800) 267-6316 (toll-free) or (203) 518-9783 (international), followed by the required Conference ID: ABACUS. Please dial the number 10 minutes prior to the scheduled start time.
A webcast replay of the call will be available at ir.abacuslife.com for one year following the call.
Non-GAAP Financial Information
Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period-over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below.
Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below.
Annualized return on invested capital (ROIC), a non-GAAP financial measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.
Annualized return on equity (ROE), a non-GAAP financial measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE.
Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations.
About Abacus

Abacus is a pioneering global alternative asset manager and market maker specializing in uncorrelated financial products. The company leverages its proprietary, cutting-edge longevity data and actuarial technology to purchase life insurance policies from consumers seeking liquidity. This creates a high-return asset class uncorrelated to market fluctuations for institutional investors.
With nearly $3 billion in assets under management, including pending acquisitions, Abacus is the only publicly traded global alternative asset manager focused on lifespan-based financial products.
Abacus is expanding its leading expertise in longevity and lifespan into new growth areas:
•ABL Wealth- Leverages decades of data and proprietary algorithms to offer longevity-based wealth management platforms that enable financial advisors to create customized plans and provide access to uncorrelated investments.
•ABL Tech - A groundbreaking technology service that delivers advanced real-time data tracking and analysis for pension funds, governments, insurance companies, retirement associations, and more.
Through each new channel, Abacus is revolutionizing the future of asset management and financial planning, centered on longevity and lifespan.
www.Abacuslife.com
Contact:
Investor Relations
Robert F. Phillips – SVP Investor Relations and Corporate Affairs
rob@abacuslife.com
(321) 290-1198
David Jackson – IR/Capital Markets Associate
djackson@abacuslife.com
(321) 299-0716
Abacus Life Public Relations
press@abacuslife.com

ABACUS LIFE, INC. Consolidated Balance Sheets

	September 30, 2024 (unaudited)	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 19,409,615	$ 25,588,668
Equity securities, at fair value	3,019,055	2,252,891
Accounts receivable	2,232,432	2,149,111
Accounts receivable, related party	83,498	79,509
Due from affiliates	1,279,099	1,007,528
Income tax receivable	2,702,103	—
Prepaid expenses and other current assets	2,070,875	699,127
Total current assets	30,796,677	31,776,834
Property and equipment, net	888,519	400,720
Intangible assets, net	24,653,141	29,623,130
Goodwill	139,930,190	140,287,000
Operating right-of-use assets	2,033,538	1,893,659
Life settlement policies, at cost	1,071,172	1,697,178
Life settlement policies, at fair value	273,249,493	122,296,559
Available-for-sale securities, at fair value	1,185,740	1,105,935
Other investments, at cost	1,850,000	1,650,000
Other assets	1,650,698	998,945
Equity securities, at fair value	—	96,107
TOTAL ASSETS	$ 477,309,168	$ 331,826,067
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of long-term debt, at fair value	$ 13,730,026	$ 13,029,632
Accrued expenses	2,535,277	4,354,225
Accounts payable	—	—
Operating lease liabilities	413,071	118,058
Due to affiliates	—	5,236
Due to former members	—	1,159,712
Contract liabilities, deposits on pending settlements	924,083	507,000
Accrued transaction costs	2,600,000	—
Other current liabilities	3,659,891	3,400,734
Income taxes payable	—	751,734
Total current liabilities	23,862,348	23,326,331
Long-term debt, related party	12,157,258	37,653,869
Long-term debt, net	57,996,997	33,818,090
Long-term debt, at fair value, net	96,358,740	55,318,923
Operating lease liabilities	1,860,736	1,796,727
Deferred tax liability	12,003,461	9,199,091
Warrant liability	15,130,000	6,642,960
TOTAL LIABILITIES	219,369,540	167,755,991
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—
Class A common stock, $0.0001 par value; 200,000,000 authorized shares; 75,484,567 and 63,388,823 shares issued at September 30, 2024 and December 31, 2023, respectively	7,576	6,339
Treasury stock - at cost; 1,048,226 and 146,650 shares repurchased at September 30, 2024 and December 31, 2023, respectively	(12,025,137)	(1,283,062)
Additional paid-in capital	309,655,378	199,826,278
Accumulated deficit	(39,639,373)	(34,726,135)
Accumulated other comprehensive income	32,721	108,373
Noncontrolling interest	(91,537)	138,283
Total stockholders' equity	257,939,628	164,070,076
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 477,309,168	$ 331,826,067
[1] The 2023 number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of Abacus Life, Inc. as a result of the Business Combination.

ABACUS LIFE, INC. Interim Unaudited Consolidated Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
REVENUES:
Portfolio servicing revenue	$ 116,386	$ 224,569	$ 539,209	$ 814,626
Active management revenue	26,967,575	18,926,144	73,778,331	39,921,061
Origination revenue	1,064,530	1,970,217	4,394,237	1,970,217
Total revenues	28,148,491	21,120,930	78,711,777	42,705,904
COST OF REVENUES (excluding depreciation and amortization stated below)
Cost of revenue (including stock-based compensation)	2,187,551	3,356,976	7,649,844	4,819,926
Related party cost of revenue	430	7,981	2,568	7,981
Total cost of revenue	2,187,981	3,364,957	7,652,412	4,827,907
Gross Profit	25,960,510	17,755,973	71,059,365	37,877,997
OPERATING EXPENSES:
Sales and marketing	2,169,197	1,704,154	6,651,942	3,116,999
General and administrative (including stock-based compensation)	15,489,503	9,838,951	41,396,346	11,113,382
Loss on change in fair value of debt	124,237	(2,088,797)	4,036,327	309,865
Unrealized loss (gain) on investments	(417,677)	306,800	(1,220,161)	(491,356)
Realized gain on investments	-	-	(856,744)	-
Depreciation and amortization expense	1,745,279	1,694,853	5,177,785	1,696,994
Total operating expenses	19,110,539	11,455,961	55,185,495	15,745,884
Operating Income	6,849,971	6,300,012	15,873,870	22,132,113
OTHER INCOME (EXPENSE):
Loss on change in fair value of warrant liability	(8,766,500)	(943,400)	(8,487,040)	(943,400)
Interest expense	(4,218,314)	(2,679,237)	(12,417,946)	(3,620,695)
Interest income	609,496	63,826	1,670,828	71,283
Other (expense) income	(9,832)	20,086	132,610	(1,565)
Total other (expense)	(12,385,150)	(3,538,725)	(19,101,548)	(4,494,377)
Net (loss) income before provision for income taxes	(5,535,179)	2,761,287	(3,227,678)	17,637,736
Income tax (benefit) expense	(250,368)	1,710,315	2,680,855	2,238,419
NET (LOSS) INCOME	(5,284,811)	1,050,972	(5,908,533)	15,399,317
LESS: NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(159,756)	147,611	(204,716)	(339,692)
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	(5,125,055)	903,361	(5,703,817)	15,739,009
(LOSS) EARNINGS PER SHARE:
(Loss) earnings per share - basic [1]	$ (0.07)	$ 0.01	$ (0.09)	$ 0.29
(Loss) earnings per share - diluted [1]	$ (0.07)	$ 0.01	$ (0.09)	$ 0.29

Weighted-average stock outstanding—basic [1]	74,694,319	63,349,823	66,984,401	54,632,826
Weighted-average stock outstanding—diluted [1]	74,694,319	63,349,823	66,984,401	54,632,826
[1] The 2023 number of shares outstanding and their par value have been retrospectively recast for all prior periods presented to reflect the par value of the outstanding stock of Abacus Life, Inc. as a result of the Business Combination.

ABACUS LIFE, INC. Adjusted Net Income and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$ (5,125,055)	$ 903,361	$ (5,703,817)	$ 15,739,009
Amortization expense	1,698,983	1,682,083	5,072,125	1,682,083
Stock-based compensation	6,416,378	4,583,632	18,675,208	4,583,632
Business acquisition costs	1,948,118	—	3,273,118	—
Loss on change in fair value of warrant liability	8,766,500	943,400	8,487,040	943,400
Tax impact [1]	1,174,328	908,271	3,518,782	908,271
Adjusted Net Income	$ 14,879,252	$ 9,020,747	$ 33,322,456	$ 23,856,395
Weighted-average shares of Class A common stock outstanding - basic [2]	74,694,319	63,349,823	66,984,401	54,632,826
Weighted-average shares of Class A common stock outstanding - diluted [2]	74,694,319	63,349,823	66,984,401	54,632,826
Adjusted EPS - basic	$ 0.20	$ 0.14	$ 0.50	$ 0.44
Adjusted EPS - diluted	$ 0.20	$ 0.14	$ 0.50	$ 0.44
[1] Tax impact represents the permanent difference in tax expense related to the restricted stock awards granted to the CEO due to IRC 162(m) limitations.
[2] The 2023 number of shares outstanding have been retrospectively recast for prior period presented to reflect the outstanding stock of Abacus Life, Inc. as a result of the Business Combination.

ABACUS LIFE, INC. Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
NET (LOSS) INCOME	$ (5,284,811)	$ 1,050,972	$ (5,908,533)	$ 15,399,317
Depreciation and amortization expense	1,745,279	1,694,853	5,177,785	1,696,994
Income tax (benefit) expense	(250,368)	1,710,315	2,680,855	2,238,419
Interest expense	4,218,314	2,679,237	12,417,946	3,620,695
Other (income) expense	9,832	(20,086)	(132,610)	1,565
Interest income	(609,496)	(63,826)	(1,670,828)	(71,283)
Loss on change in fair value of warrant liability	8,766,500	943,400	8,487,040	943,400
Stock-based compensation	6,416,378	4,583,632	18,675,208	4,583,632
Business acquisition costs	1,948,118	—	3,273,118	—
Unrealized (gain) loss on equity securities, at fair value	(417,677)	306,800	(1,220,161)	(491,356)
Realized gain on equity securities, at fair value	—	—	(856,744)	—
Loss (gain) on change in fair value of debt	124,237	(2,088,797)	4,036,327	309,865
Adjusted EBITDA	$ 16,666,306	$ 10,796,500	$ 44,959,403	$ 28,231,248
Adjusted EBITDA margin	59.2%	51.1%	57.1%	66.1%
Net (loss) income margin	(18.8) %	5.0%	(7.5) %	36.1%

ABACUS LIFE, INC. Adjusted Return on Invested Capital (ROIC)

	For the period ended	For the period ended
	June 30, 2024	September 30, 2024
Total Assets	$ 483,854,905	$ 477,309,168
Less:
Intangible assets, net	(26,352,123)	(24,653,141)
Goodwill	(139,930,190)	(139,930,190)
Total current liabilities	(55,383,057)	(23,862,348)
Total Invested Capital	$ 262,189,535	$ 288,863,489

Adjusted Net Income	$ 11,812,527	$ 14,879,252
Adjusted Annualized ROIC	18.0%	20.6%

ABACUS LIFE, INC. Adjusted Return on Equity (ROE)

	For the period ended	For the period ended
	June 30, 2024	September 30, 2024
Total stockholders' equity	$ 256,849,488	$ 257,939,628

Adjusted Net Income	$ 11,812,527	$ 14,879,252
Adjusted Annualized ROE	18.4%	23.1%